UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2017

Trovagene, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35558	27-2004382
(State or other jurisdiction	(Commission File	IRS Employer
of incorporation or organization)	Number)	Identification No.)

11055 Flintkote Avenue

San Diego, CA 92121

(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 952-7570

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01                                           Other Events.

On June 20, 2017, Trovagene, Inc.  (the “Company”) received a Notice of Event of Default (the “Equipment Notice”) from Silicon Valley Bank (“SVB”) with respect to that certain Loan and Security Agreement in the aggregate principal amount of $1.4 million dated as of November 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Equipment Loan Agreement”), between SVB and the Company.  The Equipment Notice stated that Events of Default had occurred and are continuing under Sections 8.2(a) (Covenant Defaults) (as a result of violations of Section 7.1 and 7.2), Section 8.3 (Material Adverse Change), Section 8.6 (Other Agreements) and Section 8.8 (Misrepresentations) of the Equipment Loan Agreement.  The Equipment Loan Agreement is substantially similar to the Loan Agreement by and among Oxford Finance LLC, SVB and the Company which also was the subject of a Notice of Event of Default on June 1, 2017 and was disclosed on Form 8-K dated June 7, 2017.  Both Notices of Event of Default are substantially similar, except that the Equipment Notice further stated that “SVB intends to monitor the default situation very carefully and will decide in their sole discretion on a “day-by-day” basis whether or not to exercise rights and remedies.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:         June 23, 2017

TROVAGENE, INC.

By:	/s/ William J. Welch
William J. Welch
President and Chief Executive Officer